                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. N/A )

Filed by the registrant  |X|
Filed by a party other than the registrant |_|
Check the appropriate box: |_| Confidential, for Use of |_| Preliminary proxy statement the Commission Only (as |X| Definitive proxy statement permitted by Rule 14a-6(e)(2) |_| Definitive additional materials |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           FIRST CITIZENS CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
      |X|         No fee required
      |_|         Fee computed on table below per Exchange Act
                  Rules 14a-6(i)(1) and 0-11.

      (1)Title of each class of securities to which transaction applies:


      (2) Aggregate number of securities to which transactions applies:


      (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)Proposed maximum aggregate value of transaction:


      (5)Total fee paid:


      |_|         Fee paid previously with preliminary materials.


      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)Amount previously paid:


      (2) Form, Schedule or Registration Statement no.:


      (3) Filing Party:


      (4)Date Filed:

                        [FIRST CITIZENS CORPORATION LOGO]



                                  July 9, 1997




To Our Stockholders:

         We are pleased to invite you to attend the Annual Meeting of Stockholders of First Citizens Corporation, to be held at the Peachtree Executive Conference Center, 2443 Highway 54 West, Peachtree City, Georgia, on Wednesday, July 30, 1997 at 2:00 p.m. Eastern Time.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative from the Corporation's independent accounting firm, Mauldin & Jenkins, LLC, will be present to respond to appropriate questions of stockholders.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU
OWN. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

         Your continued interest and support of First Citizens Corporation are sincerely appreciated.

                                   Sincerely,


                                    /s/ Tom Moat
                                    Tom Moat
                                    President

                           FIRST CITIZENS CORPORATION
                               19 JEFFERSON STREET
                                  P. O. BOX 400
                              NEWNAN, GEORGIA 30264
                                 (770) 253-5017


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 30, 1997


         The Annual Meeting of Stockholders (the "Meeting") of First Citizens Corporation will be held at the Peachtree Executive Conference Center, 2443 Highway 54 West, Peachtree City, Georgia, on July 30, 1997, at 2:00 p.m. Eastern Time.

         The Meeting is for the following purposes, all of which are more completely described in the accompanying Proxy Statement:

                  1.       The election of two directors for three-year terms;

                  2. The approval of the First Citizens Corporation Employee Stock Purchase Plan; and

                  3. Such other matters as may properly come before the Meeting or any adjournments thereof.

                  NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on any one of the foregoing proposals at the Meeting or any adjournment thereof. Stockholders of record at the close of business on June 30, 1997 are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Douglas J. Hertha
                                              Douglas J. Hertha
                                              Secretary

Newnan, Georgia
July 9, 1997



IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY
THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A
QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                          OF FIRST CITIZENS CORPORATION
                               19 JEFFERSON STREET
                                  P. O. BOX 400
                              NEWNAN, GEORGIA 30264
                                 (770) 253-5017

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 30, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Citizens Corporation (the "Corporation") to be used at the 1997 Annual Meeting of Stockholders of the Corporation (the "Meeting") which will be held at the Peachtree Executive Conference Center, 2443 Highway 54 West, Peachtree City, Georgia, on July 30, 1997, at 2:00 p.m., Eastern Time. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about July 9, 1997.


                              REVOCATION OF PROXIES

         Stockholders who execute proxies retain the right to revoke them at any time. Unless revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation at 19 Jefferson Street, P. O. Box 400, Newnan, Georgia 30264 or by filing a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR election of the nominees as directors, FOR approval of the First Citizens Corporation Employee Stock Purchase Plan (the "Plan"), and in accordance with the best judgement of the proxy holders as to any other matters that may properly come before the Meeting.


                          VOTING AT THE ANNUAL MEETING

         Stockholders of record as of the close of business on June 30, 1997 are entitled to one vote for each share then held. At June 30, 1997, the Corporation had 1,833,005 shares of common stock ("Common Stock") issued and outstanding and held of record by approximately 750 stockholders. A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. Abstentions and broker "non-votes," which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, will be counted for the purpose of determining the presence or absence of a quorum.

         Directors are elected by a plurality of the votes cast by the shares entitled to be voted in an election. If authority to vote for one or more director nominees is withheld by a stockholder represented by proxy, no vote will be cast and the outcome of the election will not be affected.

Broker non-votes do not exist in an election of directors and, accordingly, will not affect the outcome of the election.

         Because the Corporation intends to take advantage of federal securities regulations applicable to employee benefit plans approved by stockholders, Rule 16b-3(c)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") requires that the Plan be approved by a majority of the shares represented and entitled to vote at the Meeting. Accordingly, an abstention will have the same legal effect as a vote against approval of the Plan. In contrast, broker non-votes will have no effect on approval of the Plan.

         All other proposals which may be considered and acted upon by the stockholders at the Meeting require that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal. Only those shares actually voted will be counted for the purpose of determining whether a proposal is approved by the shareholders. Abstentions and broker non-votes are treated as true abstentions under Georgia law and not as negative votes. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on other proposals.


                        PRINCIPAL HOLDERS OF COMMON STOCK

         The following table sets forth, as of June 30, 1997, the shares of Common Stock beneficially owned by 5% stockholders, all executive officers and directors as a group, and by all executive officers, directors and 5% stockholders of the Corporation as a group. Individual beneficial ownership of shares by the Corporation's directors is set forth under "Proposal 1 -- Election of Directors." Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports with the 1934 Act.




        Name and Address                      Amount and Nature of                      Percent of Shares of
       of Beneficial Owner                   Beneficial Ownership(1)                  Common Stock Outstanding
Donald A. Barnette                                       174,189                                 9.50%
Building K
Atlanta State Farmers Market
Forest Park, GA  30051

J. L. Glover, Jr.                                        111,730                                 6.04%
10 Brown Street
Newnan, GA  30263

Ellis A. Mansour                                         104,525                                 5.62%
6 East Court Square
Newnan, Georgia 30263


                                                       2





        Name and Address                      Amount and Nature of                      Percent of Shares of
       of Beneficial Owner                   Beneficial Ownership(1)                  Common Stock Outstanding

All Executive Officers and                        471,003 (2)(3)                                24.27%
Directors as Group (7 persons)

Dennis H. McDowell                                   134,695 (4)                                 7.35%
P. O. Box 858
Carrollton, GA  30117

All Executive Officers,                                  605,698                                31.20%
Directors and 5% Stockholders
as a Group (8 persons)

--------------------
(1) Includes certain shares owned by spouses, or as custodian or trustee for minor children, over which shares officers and directors exercise sole or shared voting and investment power, unless otherwise indicated.

(2) Includes options for 64,000 shares of the Corporation's stock exercisable within 60 days as of June 30, 1997 under the Corporation's 1986 Stock Option Plan.

(3) Includes options for 44,050 shares of the Corporation's stock exercisable within 60 days of June 30, 1997 under the Corporation's 1992 Nonqualified Stock Option Plan for Outside
         Directors.

(4)      Based on records maintained by the Corporation and information from a
         Schedule 13D filed by Mr. McDowell on November 15, 1991. There have been no amended filings received by the Corporation. Accordingly to the
         Schedule 13D, Mr. McDowell exercises sole voting and investment authority over these shares.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Corporation's Board of Directors is composed of five members. The Corporation's Bylaws provide that directors will be elected for three-year staggered terms with approximately one-third of the directors standing for election each year. The Board of Directors has nominated for election as directors Ellis A. Mansour and Don A. Barnette, each of whom is a current member of the Board.

         Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board of Directors will vote for the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board knows no reason why any nominee would be unable to serve.

         The following table sets forth certain information regarding each nominee and each Director continuing in office.

                                 BOARD NOMINEES


                                                                                                               Shares of
                                                                                                             Common Stock
                                                                  Year First                        Beneficially         Percent
                                                                  Elected or       Term to            Owned at              of
Name                Age(1)     Principal Occupation(2)            Appointed         Expire        June 30, 1997(3)         Class
----                ------     -----------------------            ---------         ------        -------------           ------
Ellis A. Mansour      58       President, Treasurer and              1996            2000              104,525            5.62%
                               majority stockholder of
                               Brothers Limited, a retail
                               apparel store in Newnan,
                               GA

Don A. Barnette       42       Owner, Market Grocery                 1997            2000              174,189            9.50%
                               Company, a Clayton
                               County, GA supplier of
                               wholesale grocery items
                               to restaurants and
                               convenience stores


                         DIRECTORS CONTINUING IN OFFICE


J. L. Glover, Jr.     54       Chairman of the Board of              1996            1999              111,730            6.04%
                               the Corporation;
                               Chairman of the Board,
                               First Citizens Bank,
                               Newnan; President,
                               Glover & Davis, P.A. in
                               Newnan, GA, attorneys

Thomas J. Moat(4)     49       President and Chief                   1996            1998              56,060             2.98%
                               Executive Officer of the
                               Corporation; President
                               and Chief Executive
                               Officer of First Citizens
                               Bank, Newnan

Thomas B.             59       President, Chandler and               1996            1998               6,250             0.34%
Chandler                       Waldrop, Newnan, GA,
                               real estate developers



(1)   At March 31, 1997.

(2) Nominees and directors have held these positions (other than those with the Corporations) for at least the past five years.

(3) In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner of shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such shares, or has a right to acquire beneficial ownership at any time within 60 days from June 30, 1997. The table includes shares owned by spouses, other immediate family members, in trust, and in other forms of ownership over which the persons named in the table possess sole or shared voting and investment power. None of the directors has exercised his right to disclaim beneficial ownership over shares in which he possesses a beneficial interest.

(4) Denotes executive officer of the Corporation. In addition, (a) Douglas J. Hertha, age 38 at March 31, 1997, serves as a Vice President and as Secretary of the Corporation and was first elected in 1996 and (b) Charles
      M. Barnes, age 50 at March 31, 1997, serves as a Vice President of the Corporation and was first elected in 1997. Mr. Barnes has served as President of Tara State Bank (acquired by the Corporation in 1997) since March, 1993, and he also served in various executive positions with First Bank of Georgia from 1990 to March, 1993.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         After the formation of the Corporation in August, 1996, the Board of Directors held ten meetings during the fiscal year ended March 31, 1997. No director attended fewer than 75% of the Board meetings which were held during the time that they served as directors.

         The Board of Directors of the Corporation does not have standing Audit or Compensation Committees. All non-employee directors serve as the Audit and Compensation Committees. The subsidiary banks have standing Audit and Compensation Committees as well as a number of other committees which meet periodically to consider business not requiring the consideration of the entire Board. The entire Board of Directors serves as a Nominating Committee.

         The directors of the Corporation are not compensated for their service as directors of the Corporation. Each, however, also serves as a director of one of the Corporation's subsidiary banks, and the subsidiary banks pay their non-employee directors $500 per month for their service as directors and $300 per quarter for their service on bank committees.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following information is furnished for Corporation's executive officers who earned over $100,000 in salary and bonus during the fiscal year ended March 31, 1997.

===================================================================================================================================
                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Long-Term
                                   Annual Compensation                                         Compensation
                                                                                          ----------------------
                                                                                                  Awards
-----------------------------------------------------------------------------------------------------------------------------------
      Name and                                                            Other Annual                                All Other
     Principal                            Salary           Bonus          Compensation           Options            Compensation
      Position             Year              $               $               ($)(1)                (#)                 ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Thomas J.                  1997          $156,000         $49,723              $--                  --                 $2,490
Moat,                      1996          $126,376         $25,101              $--                15,000               $3,198
President and              1995          $110,346         $10,262              $--                  --                 $4,051
Chief
Executive
Officer
-----------------------------------------------------------------------------------------------------------------------------------
Charles M.                 1997          $125,400         $12,000              $--                  --                 $5,740
Barnes, Vice               1996          $125,400          $5,202              $--                  --                  $570
President(3)               1995          $125,400            --                $--                  --                  $120

===================================================================================================================================

(1) Does not include perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2) Represents premiums paid by the Corporation on a disability insurance policy and contributions made to the Corporation's 401(k) plan.
(3) Also president of Tara State Bank which was acquired by the Corporation in 1997.


OPTION EXERCISES AND HOLDINGS

         The following table sets forth information concerning the number of stock options held by the named executive officers. No stock options were exercised by such officers during the fiscal year ended March 31, 1997.

================================================================================================================================
                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL-YEAR END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Value of
                                                                                                             Unexercised
                                                                                                             In-the-Money
                                                                                     Number of                Options at
                              Shares Acquired                Value                  Unexercised             FY-End ($)(1)
                                on Exercise                Realized                 Options at               Exercisable/
         Name                       (#)                       ($)                    FY-End(#)              Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
    Thomas J. Moat                  --                        --                    48,000/-0-               $761,040/-0-
================================================================================================================================

(1)  Assuming market price per share of $25.375 at March 31, 1997.


EMPLOYMENT AGREEMENT

         As of April 9, 1997, the Corporation, Tara State Bank (acquired by the Corporation in 1997) and First Citizens Bank of Fayette County (acquired by the Corporation in 1996) entered into an employment agreement with Charles M. Barnes with respect to Mr. Barnes' continued service as President and Chief Executive Officer of Tara State Bank and his new positions as President and Chief Executive Officer of First Citizens Bank of Fayette County and as Vice President of the Corporation. The agreement has a three-year term which is automatically extended for successive one-year periods at the end of each calendar year unless 90 days' prior notice is given by any of the parties. During the term of the agreement, the Corporation and the two subsidiary banks have agreed to provide Mr. Barnes with (a) an annual base salary of $135,000, (b) the benefits under the executive salary continuation plan originally entered into by Mr. Barnes and Tara State Bank as of August 7, 1995, (c) an automobile allowance in the amount of $500 per month, (d) participation in such bonus, incentive and other executive compensation program as are made available to senior management of the Corporation from time to time, and (e) relocation expenses of up to $30,000. If the employment agreement is terminated prior to the end of its term, the Corporation may be required to provide Mr. Barnes with continued compensation and certain benefits for a one- to two-year period depending on the circumstances. If termination is effected (i) by Mr. Barnes within six months of a change in control or for cause, then the Corporation will continue to provide compensation and certain benefits to Mr. Barnes for a period of one year following termination, or (ii) by the Corporation without cause, then the Corporation will continue to provide compensation and certain benefits to Mr. Barnes for a period of two years following the termination. If termination is effected for any other reason, the Corporation will be required to pay Mr. Barnes his earned but unpaid salary through the date of termination. If Mr. Barnes' employment is terminated prior to the expiration of the agreement (i) other than by Mr. Barnes for cause, he will be subject to covenants regarding non-competition and non-solicitation of employees for a period of two years, or
(ii) by Mr. Barnes for cause or as a result of a change in control, he will be subject to a non- solicitation of customers covenant for a period of two years.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Corporation's knowledge, based solely on a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended March 31, 1997.


                        TRANSACTIONS WITH THE CORPORATION

         The Corporation's directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Corporation's subsidiary banks and are expected to continue such relationships in the future. Pursuant to such banking transactions, from time to time these individuals and organizations have borrowed funds from the Corporation's subsidiary banks for various business and personal reasons. These extensions of credit were approved by the Board of Directors, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those of comparable transactions with unrelated parties prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

         J. L. Glover, Jr., Chairman of the Board and a director of the Corporation, is an attorney and President of the law firm of Glover & Davis, P.A., which serves as legal counsel for the Corporation and its subsidiaries. The firm furnishes title opinions on parcels of land and related improvements in Coweta County and adjacent counties which collateralize certain loans granted by the Corporation's subsidiaries. The Corporation accepts title opinions on properties located in Coweta County from all local practicing attorneys provided they furnish the Corporation with evidence of a $1 million lawyers' title insurance errors and omissions policy or in lieu of such coverage, furnish the Corporation with a title policy for each title opinion. Title examination fees are paid by the Corporation from the loan proceeds payable to the borrower or paid directly by the borrower. The fee charged for this opinion is negotiable between the borrower and his attorney. Fees paid by the Corporation to Glover & Davis, P.A. for all services rendered by Glover & Davis, P.A. to the corporation are comparable to those paid by the Corporation in similar transactions with nonaffiliates.


                       PROPOSAL 2 -- ADOPTION OF EMPLOYEE
                               STOCK PURCHASE PLAN

INTRODUCTION

         The Board of Directors of the Corporation as well as First Citizens Bank, First Citizens Bank of Fayette County and Tara State Bank (to be known as First Citizens Bank of Clayton

County) adopted the First Citizens Corporation Employee Stock Purchase Plan (the "Plan") on June 24, 1997, as hereinafter described and included as Appendix A hereto. The Plan is intended to comply with Section 423 of the Internal Revenue Code (the "Code"). Under the terms of the Plan, eligible employees of the Corporation and adopting affiliates may be granted rights to purchase, in the aggregate, a maximum of 25,000 shares of Common Stock.
Stockholder approval of the Plan is required under the Code.

         The purpose of the Plan is to enable eligible employees of the Corporation and adopting affiliates to purchase Common Stock on advantageous terms and thereby allow such employees to acquire a proprietary interest in the Corporation to align further their interests with those of the Corporation's stockholders. Accordingly, the Board of Directors has unanimously approved and recommends that stockholders vote FOR approval of the Plan.

         The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

DESCRIPTION OF THE PLAN

         The Plan is administered by the Corporation.

         The Plan generally operates on a payroll period basis. Eligible employees desiring to participate must elect to do so prior to the commencement of a payroll period. Each participant may elect to contribute at least 1% and up to 10% of his or her compensation, including bonuses. Payment is made through payroll deductions.

         Any employee of the Corporation or any adopting affiliate who is customarily employed for 20 hours or more per week and for more than five months during a calendar year may elect to purchase Common Stock through participation in the Plan. However, no eligible employee will be granted a right to purchase stock under the Plan or any other employee stock purchase plan maintained by the Corporation or any of its subsidiaries (i) if that employee would then own stock, or hold options or rights to stock of the Corporation or any subsidiary, or (ii) which would permit that participant's rights to purchase shares of stock under the Plan to accrue at a rate in excess of $25,000 in fair market value of the shares (determined when the right to purchase is granted) for each calendar year in which the right to purchase is at any time outstanding. As of June 30, 1997, approximately 135 employees would be eligible to receive rights to purchase Common Stock under the Plan were the Plan effective as of that date.

         The Plan operates as follows. On the first day of each calendar year, a participant is granted a right to purchase a fixed maximum number of whole shares of Common Stock that can be purchased for that calendar year. The maximum number is determined by dividing $25,000 by the fair market value of a share of Common Stock as of the date the right is granted. Such maximum number of shares is subject to adjustment in the event of the recapitalization of the

Corporation or if the number of shares of Common Stock so purchasable for the calendar year by all participants would exceed the number of shares then available under the Plan.

         At the end of each payroll period during a calendar year, accumulated payroll deductions are used to purchase shares of Common Stock at 90% of its fair market value as of the first day or the last day of the payroll period, whichever is lower. On June 30, 1997, the closing sale price per share of the Corporation's Common Stock on the Nasdaq National Market was $26.38.

         A participant who commences participation in the Plan will be deemed to have elected to continue participation for all subsequent payroll periods until the participant files a timely written notice to withdraw from the Plan prior to the first day of a payroll period. A participant may change the rate of payroll deductions under the Plan effective only as of the next payroll period. A participant who terminates employment for any reason will be deemed to have withdrawn from the Plan as of such date. Upon withdrawal from the Plan prior to the last day of a payroll period, the participant or the participant's beneficiary will receive a refund of any cash amount credited to his or her account under the Plan. An eligible employee who withdraws from the Plan may resume participation only as of the beginning of any subsequent payroll period.

         Any right granted under the Plan is not transferable during the participant's lifetime. A certificate covering the whole number of shares of Common Stock purchased on behalf of a participant will be issued, and cash in lieu of any fractional shares so purchased will be paid, to the participant as soon as practicable after the participant terminates employment and at such other times as the Corporation may designate. Shares of Common Stock delivered to a participant will be registered in the participant's name (or in the name of the participant and one other designated person as joint tenants with rights of survivorship). Before a right is exercised, the participant has no interest whatsoever in the shares covered by his or her right.

         The Board of Directors may amend or discontinue the Plan at any time. No amendment that would require the sale of more than the number of shares authorized for issuance under the Plan will be effective without the approval of the Corporation's stockholders and stockholder approval must also be obtained for any amendment necessary under the Code or Rule 16b-3.

         The Plan is scheduled to become effective on September 1, 1997, but in any event, will become effective during the fiscal year ending March 31, 1998 on a date determined by the Corporation following stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

         The amount of participant's compensation contributed to the Plan through payroll deductions is taxable income to the participant and deductible by the Corporation.

         A participant will not recognize income either at the time the right is granted or at the time it is exercised. A participant will be taxed only when he or she disposes of the Common Stock. Unless the disposition occurs by reason of the participant's death, the tax consequences will depend upon the length of time the participant has held the Common Stock.

         If the participant does not dispose of share of Common Stock until after the expiration of two years from the purchase date (the "Holding Period"), he or she may recognize ordinary income in the amount equal to the lesser of (i) 10% of the fair market value of the share of Common Stock on the purchase date or (ii) the amount by which the fair market value of the shares of Common Stock at the time they are sold exceeds the price paid under the option for the shares. Any gain realized in excess of that amount will be taxed as capital gain. If the shares of Common Stock are sold for less than the amount paid by the participant, no ordinary income will be recognized, and the loss will be treated as capital loss.

         If the shares of Common Stock are disposed of before the expiration of the Holding Period, the participant must recognize ordinary income in the amount equal to the difference between the option price and the sale proceeds. Any loss realized on the disposition or shares will be a capital loss measured after the basis of the shares of Common Stock is increased by the amount or ordinary income, if any, recognized on the disposition.

         Some taxpayers may be subject to the alternative minimum tax in the year of an option exercise under the Plan as a result of the otherwise favorable tax treatment which may apply.

         If the participant holds the Common Stock for the Holding Period, the Corporation will not be entitled to any deduction when it is sold. However, if the participant sells shares of Common Stock before the expiration of the Holding Period, the Corporation will be entitled to deduct the amount which the participant is required to recognize as ordinary income.

         If a participant dies while owning share of Common Stock, the participant's estate will be subject to the Holding Period requirements.

VOTE REQUIRED

         Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Corporation present, or represented and entitled to vote, at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
IN FAVOR OF THE ADOPTION OF THE PLAN

                               ACCOUNTING MATTERS

         Mauldin & Jenkins, LLC, certified public accountants, audited the financial statements of the Corporation and provided various other services to the Corporation for the fiscal year ended March 31, 1997. A representative of Mauldin & Jenkins, LLC is expected to be present at the Meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal must be addressed to the Secretary of the Corporation and received at the Corporation's main offices at 19 Jefferson Street, P. O. Box 400, Newnan, Georgia 30264 no later than March 9, 1998. Any such proposal will be subject to the requirements of the proxy solicitation rules adopted under the 1934 Act.

                                  MISCELLANEOUS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. If, however, any other matters should properly come before the Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the person or persons voting the proxies, including on matters relating to the conduct of the Meeting.

         The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone without additional compensation.

         The Corporation's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on June 30, 1997. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference.

A COPY OF THE CORPORATION'S FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRST CITIZENS CORPORATION, 19 JEFFERSON STREET, P. O. BOX 400, NEWNAN, GEORGIA 30264.

                                                                      APPENDIX A

                           FIRST CITIZENS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE. The purpose of the First Citizens Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of First Citizens Corporation (the "Company") and its subsidiary corporations ("Subsidiaries") within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of common stock, $1.00 par value per share, of the Company ("Common Stock"). The Company intends the Plan to qualify as an employee stock purchase plan under Code Section 423. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

         2.       DEFINITIONS.

                  (a) "Compensation" means the base pay, commissions and bonus amount paid to an Employee by a Plan Sponsor with respect to an Offering Period (defined below). Bonuses and commissions shall be treated as Compensation, if at all, pursuant to such rules as may be determined from time to time by the Company.

                  (b) "Employee" means any person, including an officer, who is customarily employed for more than 20 hours per week and for more than five months during any calendar year, and is having payroll taxes withheld from Compensation on a regular basis by a Plan Sponsor.

                  (c) "Plan Sponsor" means the Company and any Subsidiary which adopts the Plan with the approval of the Company.

         3.       ELIGIBILITY.

                  (a) Any Employee who has been employed for more than thirty consecutive days before the Beginning Date (defined below) in an Offering Period shall be eligible to participate in the Plan for that Offering Period.

                  (b) No Employee shall be granted an option if, immediately after the grant that Employee would own shares, or hold outstanding options to purchase shares, or both, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries.

                  (c) A person shall cease to be a participant upon the earliest to occur of:

                           (i) the date of a withdrawal under Paragraph 10(a) or (b) below; or

                           (ii) the date of a termination of employment from the
                  Company and all Subsidiaries, for any reason, before the last day of the Offering Period then in effect.

         4. OFFERING PERIOD. Offering Period shall mean payroll periods beginning with the first payroll period commencing on or after September 1, 1997 and each payroll period thereafter until the Plan is otherwise amended or terminated. Each Offering Period will begin on the first day of that period (the "Beginning Date") and end on the last day of that period. On the third business day following an Offering Period, Common Stock shall be purchased at the market price (the "Exercise Date").

         5. PARTICIPATION. The Company will make available to each eligible Employee an authorization notice (the "Authorization") which must be completed to effect his or her right to commence participation in the Plan. An eligible Employee may become a participant for an Offering Period by completing the Authorization and delivering same to the Company at least one day prior to the appropriate Beginning Date (except, with respect to the first Beginning Date, such later date as is administratively feasible). All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of Common Stock which may be purchased under such options may vary in a uniform manner according to Compensation.

         6. METHOD OF PAYMENT. A participant may contribute to the Plan through payroll deductions, as follows:

                  (a) A participant shall elect on the Authorization to have deductions made from the participant's Compensation for the Offering Period at a rate which, expressed as a whole dollar amount, shall be at least one percent (1%), but not in excess of ten percent (10%), of the participant's Compensation.

                  (b) All payroll deductions made for a participant shall be credited to the participant's account under the Plan. All payroll deductions made from participants' Compensation shall be commingled with the general assets of the Company and no separate fund shall be established. Participants' accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay interest on any payroll deductions credited to participants' accounts.

                  (c) A participant may not alter the rate of payroll deductions during the Offering Period; however, an existing participant may change the rate of payroll deductions effective for the immediately succeeding Offering Period by filing a revised Authorization within the same deadline as applies to new participants for that Offering Period.

         7.       GRANTING OF OPTION.

                  (a) As of the first day of each Offering Period, a participant shall be granted an option for a number of shares of Common Stock, subject to the adjustments provided for in Paragraph 11(a) below, determined according to the following procedure:

                  Step 1 - Determine the amount of the participant payroll deductions during the Offering Period;

                  Step 2 -          Determine the amount which represents
                                    90% of the lower of fair market value of a share of Common Stock on the (I) Beginning Date, or (II) Exercise Date; and

                  Step 3 -          Divide the amount determined in Step 1
                                    by the amount determined in Step 2 and round the quotient down to the nearest whole number.

                  (b) For each Offering Period, the option price of shares of Common Stock to be purchased with a participant's payroll deductions shall be the lower of (i) 90% of the fair market value of the shares on the Beginning Date, or (ii) 90% of the fair market value of the shares on the Exercise Date.

                  (c) Notwithstanding the foregoing, no participant shall be granted an option which permits that participant's rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

                  (d) For purposes of this Paragraph, the fair market value of a share of Common Stock on the Beginning Date and the Exercise Date as of each such date, or the most immediately preceding business day with respect to which the information required in the following clauses is available, shall be determined as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price on that date; (ii) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation Systems ("NASDAQ"); (iii) if no such closing sale price information is available on the national securities exchange or NASDAQ, the average of the closing bid and asked prices as reported by the national securities exchange or NASDAQ within a reasonable period prior to such date; or (iv) if there are no such closing bid and asked prices within a reasonable period, the determination of fair market value shall be determined by the Company taking into account material facts and circumstances pertinent to such determination, as determined by the Company in its sole discretion.

         8. EXERCISE OF OPTION. Unless a timely withdrawal has been effected pursuant to Paragraph 10 below, a participant's option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised on the Exercise Date for that Offering Period for the purchase of the maximum number of full shares which the sum of the payroll deductions credited to the participant's account on that Exercise Date can purchase at the option price.

         9. DELIVERY. As soon as administratively feasible after each Exercise Date, the Company shall deliver to a custodian designated by the Plan Administrator (as defined in Paragraph 12 below), the shares of Common Stock purchased upon the exercise of the option or, in the alternative, to each participant. In the event of the delivery of a participant's shares of Common Stock to a custodian designated by the Plan Administrator, the participant may elect at any time thereafter to have such shares delivered to the participant or to an account established by the participant with any brokerage firm. The disposition of any payroll deductions credited to a participant's account during the Offering Period not used for the purchase of shares (the "Cash Excess") shall be as follows:

                  (a) If the participant has elected to withdraw from the Plan as of the end of the Offering Period, the Company shall deliver the Cash Excess to the participant.

                  (b) If the participant has not elected to withdraw from the Plan as of the end of the Offering Period, the Cash Excess shall be applied to the purchase of shares of Common Stock in the immediately succeeding Offering Period.

         10.      WITHDRAWAL.

                  (a) A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless (i) a written withdrawal notice is delivered to the Plan Administrator at least one day prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from the Plan and,
         (ii) provides any other information in accordance with the procedures designated by the Plan Administrator.

                  (b) A participant who for any reason, including retirement, termination of employment or death, ceases to be an eligible Employee prior to the Exercise Date during an Offering Period will be deemed to have requested a withdrawal of his payroll deductions as of the date of retirement, termination of employment or death.

                  (c) Upon the withdrawal of a participant from the Plan under the terms of this Paragraph during an Offering Period, the participant's outstanding options under this Plan shall immediately terminate.

                  (d) In the event a participant withdraws from the Plan under this Paragraph during an Offering Period, all payroll deductions credited to the participant's account will be paid to the participant or, in the event of death, to the person or persons entitled thereto under the terms of Paragraph 13, as soon as administratively feasible after the date of the participant's withdrawal.

                  (e) A participant who has elected to withdraw from the Plan may resume participation in the same manner and pursuant to the same rules as any eligible Employee making an initial election to participate in the Plan.

         11.      STOCK.

                  (a) The maximum number of shares of Common Stock to be sold to participants under the Plan shall be Twenty-Five Thousand (25,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 15 below. The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, include either treasury shares, shares originally issued for such purpose, or shares purchased in the open market. If the total number of shares of Common Stock then available under the Plan for which options are to be exercised in accordance with Paragraph 8 exceeds the number of such shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. If an option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to the option shall again be available for purposes of the Plan.

                  (b) A participant will have no interest in shares of Common Stock covered by his or her option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Plan Administrator prior to the Exercise Date, in the names of the participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

         12. ADMINISTRATION. The Plan shall be administered by the Company (the "Plan Administrator"). The Plan Administrator shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Plan Administrator in connection with the interpretation or administration of the Plan shall be final and binding upon all participants and any and all persons claiming under or through any participant.

         13.      DESIGNATION OF BENEFICIARY.

                  (a) A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash to his or her credit under the Plan in the event of the participant's death before an Exercise Date, or any shares of Common Stock and cash to his or her credit under the Plan in the event of the participant's death on or after an Exercise Date but prior to the delivery of such shares and cash. A beneficiary may be changed by the participant at any time by notice in writing to the Plan Administrator.

                  (b) Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the time of the participant's death of a beneficiary designated by the participant in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the beneficiary. In the event a participant dies and is not survived by a then living or in existence beneficiary designated by him in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the personal representative of the estate of the deceased participant. If to the knowledge of the Company no personal representative has been appointed within ninety (90) days following the date of the participant's death, the Company, in its discretion, may deliver such shares or cash, or both, to the surviving spouse of the deceased participant, or to any one or more dependents or relatives of the deceased participant, or if no spouse, dependent or relative is known to the Company then to such other person as the Company may designate.

                  (c) No designated beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

         14. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Any attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10 above.

         15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Plan Administrator to the number and kind of shares available for the granting of options, or as to which outstanding options shall be exercisable, and to the option price. No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Plan Administrator under this Paragraph shall be conclusive.

         Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger or consolidation with respect to which the Company will not be the surviving entity or acquisition of substantially all of the stock or assets of the Company, the Plan Administrator in its discretion (a) may declare the Plan's termination in the same manner as if the Board of Directors had terminated the Plan pursuant to Paragraph 16 below, or (b) may declare that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Plan Administrator to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

         Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or option price of shares of Common Stock subject to any option except as specifically provided otherwise in this Paragraph 15. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         16.      AMENDMENT OR TERMINATION.

                  (a) The Board of Directors of the Company may at any time terminate or amend the Plan. The balances credited to participants' accounts as of the date of any Plan terminated shall be refunded to those participants as soon as administratively feasible following the effective date of the Plan's termination.

                  (b) Prior approval of the shareholders of the Company shall be required with respect to any amendment which would require the sale of more shares than are authorized under Paragraph 11 of the Plan.

                  (c) If necessary under Rule 16b-3 or any successor thereto promulgated under the Securities Exchange Act of 1934 or by the Code, prior approval of the shareholders of the Company shall be required with respect to any Plan amendment.

         17. NOTICES. All notices or other communications by a participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         18. NO CONTRACT. This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any eligible Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time regardless of the effect which such discharge shall have upon him or her or as a participant of the Plan.

         19. WAIVER. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Subsidiary, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, the Company or any Subsidiary, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every eligible Employee as a part of the consideration for any benefits by the Company under this Plan.

         20. APPROVAL OF SHAREHOLDERS. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board of Directors of the Company. The Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this 24th day of June, 1997.


                           FIRST CITIZENS CORPORATION



                                                     By:/s/ Thomas J. Moat
                                                     Thomas J. Moat
                                                     Title:   President


Attest:


/s/ Douglas J. Hertha                                         -


[CORPORATE SEAL]

*******************************************************************************
                                    APPENDIX


                           FIRST CITIZENS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                               HELD JULY 30, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Tom Moat and Douglas Hertha as Proxies, each with the power to appoint his substitute, and hereby authorize them, and each of them, to represent and vote, as designated on the reverse, all the shares of common stock of First Citizen Corporation ("Company") held of record by the undersigned on June 30, 1997 at the Annual Meeting of Stockholders to be held on July 30, 1997 or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

1.      To elect two directors for three-year terms.
        Nominees:       Ellis A. Mansour
                        Don A. Barnette
        (except as marked to the contrary _______________________)

        [ ] For                         [ ] Withhold Authority

2.      To approve the First Citizens Corporation
        Employee Stock Purchase Plan

        [ ] For        [ ] Against      [ ] Abstain

        THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE PROPOSALS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

        If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                Date: ____________, 1997

                                ________________________________
                                Name(s) of Shareholder(s)

                                ________________________________
                                Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.